Exhibit 10.1
SCHAWK, INC.
OUTSIDE DIRECTORS’ FORMULA STOCK OPTION PLAN
(as amended and restated)
     1. The Purpose of the Plan. The purpose of the Outside Directors Formula Stock Option Plan (the “Plan”) is to promote the interests of Schawk, Inc. (the “Company”) and its subsidiaries by providing an incentive for Outside Directors (as defined herein) to join and remain on the Board of Directors of the Company (“Board”).
     2. Eligibility For Participation. Awards under the Plan shall be made to each Outside Director of the Company in the form of a nonqualified stock option to acquire shares of the Company’s Class A Common Stock. An “Outside Director” shall be deemed to be any Director who is not an employee of the Company; provided, however, that serving in the capacity as any officer of the Company shall not constitute an Outside Director as being an employee of the Company provided that such Director receives no compensation for acting in the capacity of an officer.
     3. Awards Under The Plan. Commencing with the annual grant to be made in connection with the election of Directors at the 2010 Annual Meeting of Stockholders of the Company, each Outside Director shall receive a nonstatutory stock option to purchase 2,500 shares of Class A Common Stock on the date that is 30 calendar days after the date he or she is elected, re-elected or appointed as an Outside Director of the Company. If the date of grant falls on a day that is not a trading day on the stock exchange on which the Class A Common Stock is then listed or quoted, the grant will be awarded on the next succeeding trading day. The exercise price of any option issued hereunder shall be equal to the closing price of the Class A Common Stock on such stock exchange on the date of grant. Options granted under the Plan shall vest in equal one-third installments on each of the date of grant and the first and second anniversaries of the date of grant, provided that the Outside Director has not ceased to be a Director of the Board on such vesting date for such installment to so vest. Options shall be exercisable for a term of 10 years from the date of grant, subject to limitations on exercise determined by the Board in the event the Outside Director terminates services as a Director of the Board. Awards shall include such other terms and conditions as are determined by the Board and that are consistent with the Plan.
     4. Non-Assignability. No option granted under the Plan shall be assignable or transferrable, other than by will or by the laws of descent and distribution.
     5. Adjustments Upon Changes and Capitalization. The number of shares of Class A Common Stock with respect to which stock options shall be granted under the Plan and the option exercise price shall be equitably adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from the subdivision or combination of shares of Class A Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan. Adjustments under this section shall be made by the Board’s determination as to what adjustments shall be made, and the extent thereof, and shall be final binding and conclusive. Anything in the Plan and any award hereunder to the contrary notwithstanding, no adjustment shall be made under the Plan, or to any option previously awarded and outstanding, to the extent such adjustment would result in such option constituting a deferral of compensation under Section 409A of the Internal Revenue Code.
     6. Death. If an Outside Director dies, the option may be exercised by the executor, administrator, or personal representative of the deceased Outside Director through a period to be determined by the Board, but not to exceed the date on which the option expires or six months after the death of such Outside Director, whichever is earlier.
     7. Effective Date and Term of Plan. The effective date of the Plan, as amended, is May 19, 2010. The Plan shall terminate 10 years after such date, unless earlier terminated or extended by the Board, and no award shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such date shall remain in effect until such awards shall be satisfied or terminated in accordance with the terms and provisions of the Plan as in effect on the date of grant.
     8. Amendment. The Board may from time to time amend the Plan in any respect whatsoever, except that no such amendment shall be made without the approval of the holders of a majority of the outstanding shares of Class A Common Stock of the Company if such amendment would increase the benefits to be provided under the Plan or such approval otherwise is required pursuant to the listing requirements of the stock exchange on which Class A Common Stock of the Company is listed.